                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES



-------------------------------------------------------------------------------

Pricing Supplement No. 2                                    Trade Date: 1/31/01
(To Prospectus dated March 22, 2000 and Prospectus
Supplement dated January 29, 2001)                           Issue Date: 2/8/01

The date of this Pricing Supplement is February 2, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UABO             $12,795,000.00              6.00%                  8/15/08                  100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption       (including the redemption price)
    ----------------        -----------------     ---------------------        --------------------------------
    monthly 3/15/01                yes                   yes                        100% beginning 2/15/02
                                                                                   semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $12,627,385.50             $167,614.50               $1.50               ABN AMRO Inc.